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Exhibit:  Standard Form Warrant for $7.00 Warrants and $7.80
          Warrants

                    EVERGREEN RESOURCES, INC.


      Incorporated Under the Laws of the State of Colorado

No. 199__-__                       _______________ Common Stock
                                              Purchase Warrants

CERTIFICATE FOR COMMON STOCK
PURCHASE WARRANTS

     Evergreen Resources, Inc., a Colorado corporation (the "Company") hereby certifies that ___________________ or his registered assigns registered on the books of the Company maintained for such purposes as the registered holder hereof (the "Holder"), for value received, is entitled to purchase from the Company the number of fully paid and nonassessable shares of Common Stock, no par value, of the Company, stated above at the purchase price of $____ per Share (the "Exercise Price") upon the terms and conditions herein provided.

1.   EXERCISE OF WARRANTS

          (a) Subject to subsection (b) of this Section 1, upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form duly executed, at the principal office of the Company at Denver, Colorado, or at such other place as the Company may designate by notice to the Holder hereof, together with a certified or bank cashier's check payable to the order of the Company in the amount of the Exercise Price times the number of shares being purchased, the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Shares being purchased. Evergreen Resources, Inc. common stock valued at market price as reported by NASDAQ on date of exercise may be used by the Holder in partial or full payment of the exercise price. This Warrant may be exercised in whole or in part. In case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Certificate or Warrant Certificate of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

          (b) This Warrant may be exercised in whole or in part at any time prior to 5:00 o'clock P.M., Mountain Standard Time, on __________.

2.   EXCHANGE AND TRANSFER OF WARRANT

     This Warrant at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Warrants of like tenor registered in the name of the Holder, for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same

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aggregate number of Shares as the Warrant or Warrants
surrendered.

3.   RIGHTS AND OBLIGATIONS OF WARRANT HOLDER

          (a) The Holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, in the event that any certificate representing the Shares issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate.

          (b) No holder of this Warrant Certificate, as such, shall be entitled to vote or receive dividends or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Holder of this Warrant Certificate any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise, receive notice of meetings or other action affecting stockholders (except for notices provided for herein), receive dividends, subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on the Company's common stock.

4.   SHARES UNDERLYING WARRANTS

     The Company covenants and agrees that all Shares delivered upon exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp taxes, liens, and charges with respect to the purchase thereof. In addition, the Company agrees at all times to reserve and keep available an

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authorized number of Shares sufficient to permit the exercise in full of this Warrant.

5.   DISPOSITION OF WARRANTS OR SHARES

          (a) The holder of this Warrant Certificate and any transferee hereof or of the Shares issuable upon the exercise of the Warrant Certificate, by their acceptance hereof, hereby understand and agree that the Warrant and the Shares issuable upon the exercise hereof, have not been registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate.

          (b) The stock certificates of the Company that will evidence the shares of Common Stock with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

                    "The securities represented by this
          certificate have
               not been registered under either Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated for consideration by the holder except upon the issuance to the Company of a favorable opinion of its counsel or submission to the Company of such other evidence as may be satisfactory to counsel of the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts."

     The Company has not agreed to register any of the holder's shares of Common Stock of the Company with respect to which this Warrant may be exercisable for distribution in accordance with the provisions of the Act or the State Acts and, the Company has not agreed to comply with any exemption from registration under the Act or the State Acts for the resale of the holder's shares of Common Stock of the Company with respect to which this Warrant may be exercised. Hence, it is the understanding of the holders of this Warrant that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the SEC, the shares of Common Stock of the Company with respect to which this Warrant may be exercisable may be required to be held indefinitely, unless and until registered under the Act and the State Acts, unless an exemption from such registration is available, in which case the holder may still be limited as to the number of shares of Common Stock of the Company with respect to which this Warrant may be exercised that may be sold.

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6.   LOSS OR MUTILATION

     On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company in an amount satisfactory to each of them. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Company prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

7.   ADJUSTMENT OF EXERCISE PRICE AND SHARES

     After each adjustment of the Exercise Price pursuant to this Subsection 7, the number of shares of Common Stock purchasable on the exercise of each Warrant shall be the number derived by dividing such adjusted Exercise Price into the original Exercise Price. The Exercise Price shall be subject to adjustment as follows:

          (a) In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any shares of its Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Exercise Price per share of Common Stock purchasable pursuant to the Warrants in effect at the time of such action shall be reduced proportionately and the number of shares purchasable pursuant to the Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of shares of its outstanding Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price per share purchasable pursuant to the Warrants in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable on the conversion thereof.

          (b) In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such sale, dissolution, liquidation or winding up such that the holder of a Warrant may thereafter receive, on exercise thereof,

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in lieu of each share of Common Stock of the Company which he would have been entitled to receive, the same kind and amount of any share, securities, or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise this Warrant shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Mountain Standard Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the holders thereof at such addresses as may appear on the books of the Company.

          (c) Notwithstanding the provisions of this Section 7, no adjustment on the Exercise Price shall be made whereby such Price is adjusted in an amount less than $.005 or until the aggregate of such adjustments shall equal or exceed $.005.

          (d) In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall determine to take a record of the holders of its Common Stock for the purpose of determining shareholders entitled to receive any share dividend or other right which will cause any change or adjustment in the number, amount, price or nature of the shares of Common Stock or other, securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least 15 days' prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Shares or other shares, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

          (e) No adjustment of the Exercise Price shall be made as a result of or in connection with (i) the issuance of Common Stock of the Company pursuant to options, warrants and share purchase agreements outstanding or In effect on the date hereof,
(ii) the establishment of additional option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Stock on exercise of any options pursuant to such plans, or (iii) the issuance of Common Stock in connection with an acquisition or merger of any type (therefore, the antidilution provisions of this Section 7 will not apply in the event a merger or acquisition is undertaken by the Company), in connection with compensation arrangements for officers, employees or agents of the Company or any subsidiary, and the like.

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               Before taking any action which would cause an
adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

               Upon any adjustment of the Exercise Price required to be made pursuant to this Section 7, the Company within 30 days thereafter shall (i) cause to be filed a certificate setting forth the pertinent Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and (ii) cause to be mailed to each of the Registered Holders of the Warrant Certificates written notice of such adjustment.

8.   SURVIVAL

     The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Certificate.

9.   NOTICES

     Whenever any notice, payment of any purchase price, or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or United States registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be; and, if to the Company, it will be addressed to the address specified in Section 1 hereof, and if to the Holder, it will be addressed to the registered Holder at its, his or her address as it appears on the books of the Company.

DATE:                         EVERGREEN RESOURCES, INC.


                              BY:______________________
                                   Mark S. Sexton
                                   President and CEO


ATTEST:


By:  ____________________
     J. Keither Martin
     Secretary

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                    EVERGREEN RESOURCES, INC.

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:  tenants in common                  UNIF GIFT MIN ACT: Custodian :
TEN ENT:  as tenants by the entireties                      (Cust) (Minor)

JT TEN:   as joint tenants with right of      under Uniform Gifts to
survivorship and not as tenants     Minors Act
in common                                      (State)

Additional abbreviations may also be used though not in the above list.

                       FORM OF ASSIGNMENT

(To Be Executed by the Registered Holder if He Desires to Assign
      Warrants Evidenced by the Within Warrant Certificate)

FOR VALUE RECEIVED
hereby sells, assigns and transfers unto
                                  Warrants, evidenced by the
within Warrant Certificate an does hereby irrevocably constitute
and appoint                     Attorney to transfer the said
Warrants evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.

Dated:
                                                  Signature

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed:

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                  FORM OF ELECTION TO PURCHASE
 (To Be Executed by the Holder H He Desires to Exercise Warrants
          Evidenced by the Within Warrant Certificate)

To Evergreen Resources, Inc.:

     The undersigned hereby irrevocably elects to exercise
                     Warrants, evidenced by the within Warrant
Certificate for, and to purchase thereunder,                 full
shares of Common Stock issuable upon exercise of said Warrants
and delivery of $                       .

The undersigned requests that certificates for such shares be issued in the name of:

                                    PLEASE INSERT SOCIAL SECURITY
                                     OR TAX IDENTIFICATION NUMBER


(Please Print name and address)





If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:


                 (Please Print name and address)





Dated:
                                                  Signature

NOTICE:   The above signature must correspond with the name as
written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate Is registered, the signature of the holder hereof must be guaranteed.